Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements (Nos. 333-83022, 333-105965, 333-134055, 333-141671 and 333-176408) on Form S-8, and Registration Statement (No. 333-221935) on Form S-3 of Central Garden & Pet Company of our report dated January 28, 2021, relating to the consolidated financial statements of Flora Parent, Inc. and Subsidiaries, appearing in Amendment No. 1 of this Current Report on Form 8-K/A.

/s/ RSM US LLP

Boston, Massachusetts

April 16, 2021